Exhibit 10.8

FORM OF

MANAGEMENT STOCKHOLDER’S AGREEMENT

This Management Stockholder’s Agreement (this “Agreement”) is entered into as of November   , 2005 (the “Effective Date”) between Accellent Holdings Corp., a Delaware corporation (“Accellent Holdings”), and the undersigned person (the “Management Stockholder”) (Accellent Holdings and the Management Stockholder being hereinafter collectively referred to as the “Parties”).  All capitalized terms not immediately defined are hereinafter defined in Section 7(c) of this Agreement.

WHEREAS, on October 7, 2005, Accellent Acquisition Corp. (“AAC”), a Delaware corporation, and Accellent Inc., a Maryland corporation (the “Company”), entered into an Agreement and Plan of Merger, as amended on October 18, 2005 (the “Merger Agreement”), pursuant to which Accellent Merger Sub Inc., a Maryland corporation and wholly-owned subsidiary of AAC, will merge with and into the Company (the “Merger”) with the Company continuing as the surviving corporation (the date of such Merger, the “Closing Date”).

WHEREAS, in connection with the Merger, the Management Stockholder has entered into a Rollover Agreement with Accellent Holdings, such agreement dated as of the date hereof (the “Rollover Agreement”), pursuant to which the Management Stockholder and Accellent Holdings agreed that certain options to acquire shares of common stock, par value $0.01 per share, of the Company held by the Management Stockholder and granted pursuant to the Amended and Restated Accellent Inc. 2000 Stock Option and Incentive Plan (the “Existing Accellent Plan”), will be converted into options to acquire (the “Rollover Option”) shares of common stock, par value $0.01 per share, of Accellent Holdings (the “Common Stock”);

WHEREAS, in connection with the Merger, in addition to entering into the Rollover Agreement, the Management Stockholder has agreed to purchase shares of Common Stock;

WHEREAS, the Management Stockholder has been selected by Accellent Holdings to receive an option to purchase shares of Common Stock (the “New Option”, together with the Rollover Option, an “Option,” or collectively the “Options”) pursuant to the terms set forth below and the terms of the 2005 Equity Plan for Key Employees of Accellent Inc. and Its Subsidiaries and Affiliates (the “Option Plan”) and the Stock Option Agreement dated as of the date hereof, entered into by and between Accellent Holdings and the Management Stockholder (the “Stock Option Agreement”); and

WHEREAS, this Agreement is one of several other agreements (“Other Management Stockholders’ Agreements”) which have been, or which in the future will be, entered into between Accellent Holdings and other individuals who are or will be key employees of Accellent Holdings or one of its Subsidiaries or Affiliates (collectively, the “Other Management Stockholders”).

NOW THEREFORE, to implement the foregoing and in consideration of the grant of the Options and of the mutual agreements contained herein, the Parties agree as follows:

1.             Issuance of Purchased Stock; New Options; Rollover Options.

(a)           The Management Stockholder hereby subscribes for and shall purchase, as of the Effective Date, and the Company shall issue and deliver to the Management Stockholder, as of the Effective Date,                   shares of Common Stock, at a purchase price of $5.00 (the “Base Price”) (all such shares acquired by the Management Stockholder, the “Purchased Stock”).  The aggregate purchase price for all shares of Purchased Stock is $                   .  For purposes of clarification, if a Management Stockholder does not purchase any shares of Purchased Stock, all references to Purchased Stock shall be null and void with respect to such Management Stockholder for all purposes of this Agreement.

(b)           Subject to the terms and conditions hereinafter set forth and as set forth in the Option Plan, as of the Effective Date, Accellent Holdings will issue to the Management Stockholder a New Option to acquire shares of Common Stock at an exercise price equal to the Base Price, and the Parties shall execute and deliver to each other copies of the Stock Option Agreement concurrently with the issuance of the New Option.

(c)           Pursuant to the terms of the Rollover Agreement, the Rollover Option held by the Management Stockholder shall be governed by the terms of the Existing Accellent Plan and the applicable option agreement thereunder, as modified as described in the Rollover Agreement.  The Management Stockholder hereby agrees that the Management Stockholder shall retain the Rollover Option (which shall hereafter be subject to the terms and conditions of this Agreement) and that the Management Stockholder is not entitled to receive, in connection with the Merger, the amount that would otherwise be payable to the Management Stockholder in respect of such Rollover Option by operation of the provisions of Section 3.3 of the Merger Agreement.

(d)           Accellent Holdings shall have no obligation to issue any Purchased Stock or New Options to, or enter into a Rollover Agreement with, any person who (i) is a resident or citizen of a state or other jurisdiction in which the sale of the Common Stock to him or her would constitute a violation of the securities or “blue sky” laws of such jurisdiction or (ii) is not an employee of Accellent Holdings or any of its Subsidiaries or Affiliates, including the Company, on the date hereof.

2.             Management Stockholder’s Representations, Warranties and Agreements.

(a)           In addition to agreeing to and acknowledging the restrictions on the transfer of the Stock (as defined in Section 3) set forth in Sections 3 and 4, if the Management Stockholder is an Affiliate, the Management Stockholder also agrees and acknowledges that he will not transfer any shares of the Stock unless:

(i)  the transfer is pursuant to an effective registration statement under the Securities Act of 1933, as amended, and the rules and regulations in effect thereunder (the “Act”), and in compliance with applicable provisions of state securities laws or

(ii)  (A) counsel for the Management Stockholder (which counsel shall be reasonably acceptable to Accellent Holdings) shall have furnished Accellent Holdings with an opinion, satisfactory in form and substance to Accellent Holdings, that no such registration is required because of the availability of an exemption from registration under the Act and (B) if the Management Stockholder is a citizen or resident of any country other than the United States, or the Management Stockholder desires to effect any transfer in any such country, counsel for the Management Stockholder (which counsel shall be reasonably satisfactory to Accellent Holdings) shall have furnished Accellent Holdings with an opinion or other advice reasonably satisfactory in form and substance to Accellent Holdings to the effect that such transfer will comply with the securities laws of such jurisdiction.

Notwithstanding the foregoing, Accellent Holdings acknowledges and agrees that any of the following transfers are deemed to be in compliance with the Act and this Agreement (including without limitation any restrictions or prohibitions herein) and no opinion of counsel is required in connection therewith: (x) a transfer permitted by or made pursuant to Sections 3, 4, 5, 6 or 9 hereof, (y) a transfer upon the death or Permanent Disability of the Management Stockholder to the Management Stockholder’s Estate or a transfer to the executors, administrators, testamentary trustees, legatees or beneficiaries of a person who has become a holder of Stock in accordance with the terms of this Agreement; provided that it is expressly understood that any such transferee shall be bound by the provisions of this Agreement, and (z) a transfer made after the Effective Date in compliance with the federal securities laws to a Management Stockholder’s Trust, provided that such transfer is made expressly subject to this Agreement and that the transferee agrees in writing to be bound by the terms and conditions hereof.

(b)           The certificate (or certificates) representing the Stock shall bear the following legend:

“THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE TRANSFERRED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNLESS SUCH TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION COMPLIES WITH THE PROVISIONS OF THE MANAGEMENT STOCKHOLDER’S AGREEMENT DATED AS OF NOVEMBER 22, 2005 BETWEEN ACCELLENT HOLDINGS CORP. (THE “COMPANY”) AND THE MANAGEMENT STOCKHOLDER NAMED ON THE FACE HEREOF (A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY).”

(c)            The Management Stockholder acknowledges that he has been advised that (i) a restrictive legend in the form heretofore set forth shall be placed on the certificates representing the Stock and (ii) a notation shall be made in the appropriate records of Accellent Holdings indicating that the Stock is subject to restrictions on transfer and appropriate stop transfer restrictions will be issued to Accellent Holdings’ transfer agent with respect to the Stock.  If the Management Stockholder is an Affiliate, the Management Stockholder also acknowledges that (1) the Stock must be held indefinitely and the Management Stockholder must continue to bear the economic risk of the investment in the Stock unless it is subsequently registered under the Act or an exemption from such registration is available, (2) when and if shares of the Stock may be disposed of without registration in reliance on Rule 144 of the rules and regulations promulgated under the Act, such disposition can be made only in limited amounts in accordance with the terms and conditions of such rule and (3) if the Rule 144 exemption is not available, public sale without registration will require compliance with some other exemption under the Act.

(d)           If any shares of the Stock are to be disposed of in accordance with Rule 144 under the Act or otherwise, the Management Stockholder shall promptly notify Accellent Holdings of such intended disposition and shall deliver to Accellent Holdings at, or prior to, the time of such disposition such documentation as Accellent Holdings may reasonably request in connection with such sale and, in the case of a disposition pursuant to Rule 144, shall deliver to Accellent Holdings an executed copy of any notice on Form 144 required to be filed with the SEC.

(e)            The Management Stockholder agrees that, if any shares of the Stock are offered to the public pursuant to an effective registration statement under the Act (other than registration of securities issued under an employee plan), the Management Stockholder will not effect any public sale or distribution of any shares of the Stock not covered by such registration statement from the time of the receipt of a notice from Accellent Holdings that Accellent Holdings has filed or imminently intends to file such registration statement to, or within 180 days after, the effective date of such registration statement, unless otherwise agreed to in writing by Accellent Holdings.

(f)            The Management Stockholder represents and warrants that (i) with respect to the Stock, he has received and reviewed the available information relating to the Stock, including having received and reviewed the documents comprising the Information Memorandum, dated November 18, 2005, relating to the Options and the documents referred to therein, certain of which documents set forth the rights, preferences and restrictions relating to the Options and the Stock underlying the Options and (ii) he has been given the opportunity to obtain any additional information or documents and to ask questions and receive answers about such information, Accellent Holdings and the business and prospects of Accellent Holdings which he deems necessary to evaluate the merits and risks related to his investment in the Stock and to verify the information contained in the information received as indicated in this Section 2(f), and he has relied solely on such information.

(g)           The Management Stockholder further represents and warrants that (i) his financial condition is such that he can afford to bear the economic risk of holding the Stock for an indefinite period of time and has adequate means for providing for his current needs and personal contingencies, (ii) he can afford to suffer a complete loss of his or her Options and investment in the Stock, (iii) he understands and has taken cognizance of all risk factors related to the Options and investment in the Stock and (iv) his knowledge and experience in financial and business matters are such that he is capable of evaluating the merits and risks of his purchase of the Stock as contemplated by this Agreement.

3.             Transferability of Stock.  The Management Stockholder agrees that he will not directly or indirectly, offer, transfer, sell, assign, pledge, hypothecate or otherwise dispose of (any of the foregoing acts being referred to herein as a “transfer”) any shares of Purchased Stock, Option Stock, Net Settled Stock (as defined in Section 5(f)(i)) and any other Common Stock otherwise acquired and/or held by the Management Stockholder Entities (collectively referred to as “Stock”) at any time during the period commencing on the Effective Date and ending on the fifth anniversary of the Effective Date; provided, however, that the Management Stockholder may transfer shares of Stock during such time pursuant to one of the following exceptions: (a) transfers permitted by Section 5, 6 or 9; (b) transfers permitted by clauses (y) and (z) of Section 2(a); (c) a sale of shares of Common Stock pursuant to an effective registration statement under the Act filed by Accellent Holdings, including without limitation pursuant to Section 9 (excluding any registration on Form S-8, S-4 or any successor or similar form); (d) transfers permitted pursuant to the Sale Participation

Agreement; or (e) other transfers permitted by the Board.  No transfer of any such shares in violation hereof shall be made or recorded on the books of Accellent Holdings and any such transfer shall be void ab initio and of no effect; and provided, however, that if a Section 5(a) Put Event occurs following a Public Offering and prior to the fifth anniversary of the Effective Date, Accellent Holdings shall immediately waive the restrictions on transfer that would otherwise be imposed on the Management Stockholder pursuant to this Section 3 solely with respect to the Management Stockholder’s Purchased Stock and Option Stock; and provided, further, that (1) if a Section 5(b) Put Event occurs following a Public Offering and prior to the fifth anniversary of the Effective Date, Accellent Holdings shall immediately waive the restrictions on transfer that would otherwise be imposed on the Management Stockholder pursuant to this Section 3 solely with respect to a number of shares of Purchased Stock and Option Stock (rounded up to the nearest whole number) which when multiplied by the Fair Market Value Per Share on the date of such Section 5(b) Put Event is as equal as possible to the remaining tax liability (above the minimum required withholding tax liability) that would be incurred by the Management Stockholder upon the exercise of the Management Stockholder’s Rollover Options; (2) if a Section 5(c) Put Event occurs following a Public Offering and prior to the fifth anniversary of the Effective Date, Accellent Holdings shall immediately waive the restrictions on transfer that would otherwise be imposed on a Management Stockholder pursuant to this Section 3 if the Statutory Withholding (as defined in Section 5(e)(i)) on such Management Stockholder’s Rollover Options is less than or equal to $[            ](1) (the “Original Liability Amount)  and then solely with respect to a number of shares of Purchased Stock and Option Stock (rounded up to the nearest whole number) which when multiplied by the Fair Market Value Per Share on the date of such Section 5(c) Put Event is as equal as possible to the difference between the Original Liability Amount and the Statutory Withholding that has been withheld by Accellent Holdings and (3) if a Section 5(d) Put Event occurs following a Public Offering and prior to the fifth anniversary of the Effective Date, Accellent Holdings shall immediately waive the restrictions on transfer that would otherwise be imposed on the Management Stockholder pursuant to this Section 3 solely with respect to a number of shares of Purchased Stock and Option Stock (rounded up to the nearest whole number) which when multiplied by the Fair Market Value Per Share on the date of such Section 5(d) Put Event is as equal as possible to the Rollover Tax Liability (as defined in Section 5(d)).  Notwithstanding anything in this Agreement to the contrary, this Section 3 shall terminate and be of no further force or effect upon the occurrence of a Change in Control.

4.             Right of First Refusal.  (a)   If, at any time after the fifth anniversary of the Effective Date and prior to the date of consummation of a Qualified Public Offering, the Management Stockholder receives a bona fide offer to purchase any or all of his Stock (the “Third Party Offer”) from a third party (the “Offeror”), which the Management Stockholder wishes to accept, the Management Stockholder shall cause the Third Party Offer to be reduced to writing and shall notify Accellent Holdings in writing of his wish to accept the Third Party Offer.  The Management Stockholder’s notice to Accellent Holdings shall contain an irrevocable offer to sell such Stock to Accellent Holdings (in the manner set forth below) at a purchase price equal to the price contained in, and on the same terms and conditions of, the Third Party Offer, and shall be accompanied by a copy of the Third Party Offer (which shall identify the Offeror).  At any time within 15 days after the date of the receipt by

(1) Note: this amount will be equal to the actual tax liability, as calculated by Deloitte & Touche LLP, on the original value of the Rollover Options received by the Management Stockholders.

Accellent Holdings of the Management Stockholder’s notice, Accellent Holdings shall have the right and option to purchase, or to arrange for a third party to purchase, all (but not less than all) of the shares of Stock covered by the Offer, pursuant to Section 4(b).

(b)           Accellent Holdings shall have the right and option to purchase, or to arrange for a third party to purchase, all of the shares of Stock covered by the Third Party Offer at the same price and on substantially the same terms and conditions as the Third Party Offer (or, if the Third Party Offer includes any consideration other than cash, then at the sole option of Accellent Holdings, at the equivalent all cash price, determined in good faith by the Board), by delivering a certified bank check or checks in the appropriate amount (or by wire transfer of immediately available funds, if the Management Stockholder Entities provide to Accellent Holdings wire transfer instructions) (and any such non-cash consideration to be paid) to the Management Stockholder at the principal office of Accellent Holdings against delivery of certificates or other instruments representing the shares of Stock so purchased, appropriately endorsed by the Management Stockholder.  If at the end of the 15-day period, Accellent Holdings has not tendered the purchase price for such shares in the manner set forth above, the Management Stockholder may, during the succeeding 60-day period, sell not less than all of the shares of Stock covered by the Third Party Offer, to the Offeror on terms no less favorable to the Management Stockholder than those contained in the Third Party Offer.  Promptly after such sale, the Management Stockholder shall notify Accellent Holdings of the consummation thereof and shall furnish such evidence of the completion and time of completion of such sale and of the terms thereof as may reasonably be requested by Accellent Holdings.  If, at the end of 60 days following the expiration of the 15-day period during which Accellent Holdings is entitled hereunder to purchase the Stock, the Management Stockholder has not completed the sale of such shares of the Stock as aforesaid, all of the restrictions on sale, transfer or assignment contained in this Agreement shall again be in effect with respect to such shares of the Stock.

(c)           Notwithstanding anything in this Agreement to the contrary, this Section 4 shall terminate and be of no further force or effect upon the occurrence of a Change in Control.

5.                                       The Management Stockholder’s Right to Resell Stock and Options to Accellent Holdings.

(a)           Except as otherwise provided herein, if, prior to a Public Offering, the Management Stockholder is still in the employ of Accellent Holdings (and/or, if applicable, its Subsidiaries or Affiliates)  and the Management Stockholder’s employment is terminated as a result of the death or Permanent Disability of the Management Stockholder (the “Section 5(a) Put Event”), then with respect to the Purchased Stock and Option Stock, the applicable Management Stockholder Entity shall, for one hundred and eighty (180) days (the “Put Period”) following the date of such death or Permanent Disability, have the right to sell to Accellent Holdings, and Accellent Holdings shall be required to purchase, on one occasion, all of the shares of Purchased Stock and Option Stock then held by the applicable Management Stockholder Entities, at a per share price equal to the Fair Market Value Per Share on the applicable repurchase date (the “Section 5 Repurchase Price”).

(b)           Except as otherwise provided herein, if, prior to the Public Offering, the Management Stockholder is still in the employ of Accellent Holdings (and/or, if applicable, its Subsidiaries or Affiliates) and (x) the Management Stockholder’s employment is terminated by (i) the Accellent Holdings (or its Subsidiaries or Affiliates) without Cause or

(ii) by the Management Stockholder for Good Reason (collectively, a “Section 5(b) Put Event”), and (y) Accellent Holdings has not exercised its rights pursuant to Section 6(d), then the applicable Management Stockholder Entity shall have 30 days from the end of the Call Period (as defined below) (the “Rollover Put Period”) to exercise its rights pursuant to the Rollover Options through the use of the Modified Option Put Right (as defined in Section 5(e)(ii)).

(c)           Except as otherwise provided herein, if, prior to a Public Offering, the Management Stockholder is still in the employ of Accellent Holdings (and/or, if applicable, its Subsidiaries or Affiliates) and (x) the Management Stockholder’s employment is terminated by the Management Stockholder without Good Reason (and other than on account of death or Permanent Disability) (the “Section 5(c) Put Event”) and (y) Accellent Holdings has not exercised its rights pursuant to Section 6(d), then, during the Rollover Put Period, the applicable Management Stockholder Entity shall have the ability to exercise its rights pursuant to the Rollover Options through the use of the Modified Option Put Right.

(d)           Except as otherwise provided herein, if, prior to a Public Offering, the Management Stockholder is still in the employ of Accellent Holdings (and/or, if applicable, its Subsidiaries or Affiliates) and a Management Stockholder Entity receives a notice (a “Tax Notice”) from the Internal Revenue Service that taxes are due and payable in connection with the Rollover Options (other than in connection with the exercise or lapse of restrictions thereof) (the “Rollover Tax Liability”) (the “Section 5(d) Put Event”), the applicable Management Stockholder Entity shall have a period of 30 days following the notification to Accellent Holdings of the receipt of the Tax Notice (the “Tax Put Period”), to exercise its rights with respect to the Rollover Options through the use of the Modified Option Put Right.

(e)           (i)  Prior to a Public Offering and during (x) the Put Period following a Section 5(a) Put Event, with respect to vested New Options and all Rollover Options, (y) the Rollover Put Period, following a Section 5(b) Put Event, or a Section 5(c) Put Event, with respect to the Rollover Options, or (z) the Tax Put Period, following a Section 5(d) Put Event, with respect to the Rollover Options, the applicable Management Stockholder Entities have the right to receive from Accellent Holdings, on one occasion, in exchange for all of the exercisable Options or Rollover Options, as applicable, then held by the applicable Management Stockholder Entities, if any, a number of shares of Stock equal to the quotient of (x) the product of (A) the excess, if any, of the Section 5 Repurchase Price over the Option Exercise Price and (B) the number of Exercisable Option Shares, divided by (y) the Section 5 Repurchase Price, which Options shall be terminated in exchange for such payment in shares (the “Net Settled Stock”).  Such number of shares of Net Settled Stock shall be further reduced by the number of shares equal in Fair Market Value Per Share to the amount of the applicable withholding taxes which Accellent Holdings is required to withhold in respect of the income recognized as a consequence of the exercise of the Options or Rollover Options, as applicable (the “Statutory Withholding”); provided, however, that the value of the Net Settled Stock for this purpose will be determined using the Section 5 Repurchase Price.  In the event the foregoing Option Excess Price is zero or a negative number, such outstanding exercisable Options shall be automatically terminated without any payment in respect thereof.  In the event that the applicable Management Stockholder Entity does not exercise the foregoing rights, all exercisable but unexercised Options shall terminate pursuant to the applicable terms of the Stock Option Agreement.  All unexercisable Options held by the applicable Management Stockholder Entities shall terminate without payment immediately upon termination of employment; and

(ii)           For 30 days following the receipt by the applicable Management Stockholder Entities of the Net Settled Stock (the “Settled Stock Put Period”) (which period may, for the avoidance of doubt, extend after the expiration of the applicable put period), the applicable Management Stockholder Entities shall have the right to sell to Accellent Holdings, and Accellent Holdings shall be required to purchase, on one occasion, all such Net Settled Stock held by the applicable Management Stockholder Entity, at a per share price equal to the applicable Section 5 Repurchase Price (the right set forth herein, the “Modified Option Put Right”); provided, however, (x) for Net Settled Stock received by the applicable Management Stockholder Entities pursuant to a Section 5(b) Put Event, Accellent Holdings shall only be required to purchase a number of shares of Net Settled Stock equal to the remaining tax liability (above the minimum required withholding tax liability) incurred by each such Management Stockholder Entity upon such exercise; (y) for Net Settled Stock received by the Management Stockholder Entity pursuant to a Section 5(c) Put Event, Accellent Holdings will only be required to purchase shares of Net Settled Stock if the amount of the Statutory Withholding is less than or equal to the Original Liability Amount and then only up to the Statutory Withholding that has been withheld by Accellent Holdings and (z) for Net Settled Stock received by the applicable Management Stockholder Entities pursuant to a Section 5(d) Put Event, Accellent Holdings will only be required to purchase a number of shares of Net Settled Stock equal to the Rollover Tax Liability.

(f)            In the event the applicable Management Stockholder Entities intend to exercise their rights pursuant to Sections 5(a) – (d), such Management Stockholder Entities shall send written notice to Accellent Holdings, (i) at any time during the Put Period, of their intention to sell shares of Stock in exchange for the payment referred to in Section 5(a) or (ii) at any time during the Settled Stock Put Period, Rollover Put Period or Tax Put Period, as applicable, of their intention to sell the Net Settled Stock or Option Stock, as applicable, in exchange for the payment referred to in Sections 5(a) – (d)  (the “Redemption Notice”). The completion of the applicable purchases or exchanges shall take place at the principal office of Accellent Holdings on the tenth business day after the giving of the applicable Redemption Notice.  The applicable Repurchase Price shall be paid by delivery to the applicable Management Stockholder Entities of a certified bank check or checks in the appropriate amount payable to the order of each of the applicable Management Stockholder Entities (or by wire transfer of immediately available funds, if the Management Stockholder Entities provide to Accellent Holdings wire transfer instructions) and the Net Settled Stock shall be delivered to the applicable Management Stockholder Entities, both against delivery of certificates or other instruments representing the Stock so purchased and appropriate documents canceling the Options so terminated appropriately endorsed or executed by the applicable Management Stockholder Entities or any duly authorized representative.

(g)           Notwithstanding anything in Sections 5(a) – (d) to the contrary and subject to Section 10(a), if there exists and is continuing a default or event of default on the part of Accellent Holdings or any Subsidiary under any loan, guarantee or other agreement under which Accellent Holdings or any Subsidiary has borrowed money, which default or event of default would prevent Accellent Holdings from repurchasing any of the Stock or the Options from the applicable Management Stockholder Entities or if the repurchase referred to in Sections 5(a) – (d)  would result in a default or an event of default on the part of Accellent Holdings or any Subsidiary under any such agreement or if a repurchase would not be permitted under the Delaware General Corporation Law (the “DGCL”) or would otherwise violate the DGCL (or if Accellent Holdings reincorporates in another state, the business corporation law of such state) (each such occurrence being an “Event”), Accellent Holdings shall not be obligated to repurchase any of the Stock or the Options from the applicable Management Stockholder Entities, until the first business day which is 10 calendar days after all of the foregoing Events have ceased to exist (the “Repurchase Eligibility Date”); provided, however, that the number of shares of Stock subject to repurchase under this Section 5(g) shall be that number of shares of Stock as specified in the Redemption Notice and held by the applicable Management Stockholder Entities at the time of delivery of the Redemption Notice in accordance with Section 5(f) hereof.

(h)           Effect of Change in Control.  Notwithstanding anything in this Agreement to the contrary, except for any payment obligation of Accellent Holdings, which has arisen prior to such termination pursuant to this Agreement, this Section 5 shall terminate and be of no further force or effect upon the occurrence of a Change in Control.

(i)            Stock Transfer Election.  Notwithstanding anything in this Agreement to the contrary, upon the occurrence of an event giving rise to the Management Stockholder Entities’ ability to exercise the Modified Option Put Right, the Management Stockholder Entities may, in lieu of exercising the Modified Option Put Right, at any time during the Put Period instead elect to (i) exercise the Options in the manner set forth in Section 5(f)(i) above and receive the Net Settled Stock and (ii) sell or otherwise dispose of all or any portion of the Net Settled Stock other than to Accellent Holdings pursuant to Section 5(a) (such election, the “Transfer Election”).  The Management Stockholder Entities may make such a Transfer Election by sending written notice to Accellent Holdings of their election to waive the ability to exercise the Modified Option Put Right and of their intention to instead exercise the rights provided in this Section 5(i).  Upon receipt by Accellent Holdings of the Transfer Election, Accellent Holdings shall immediately waive the restrictions on transfer that would otherwise be imposed on such shares of Net Settled Stock pursuant to Section 3 of this Agreement, solely with respect to such shares of Net Settled Stock; provided, however, that the Management Stockholder Entities hereby acknowledge that Accellent Holdings’ waiver of such restrictions on transfer does not constitute a waiver of, among other things, any of the requirements otherwise imposed on the Management Stockholder’s Agreement with respect to the sale or other disposition of Stock set forth in Section 2 of this Agreement or any of the Accellent Holdings’ rights under Section 4 of this Agreement.  For purposes of this Section 5(i), the transfer restrictions referenced in the preceding sentence shall be deemed to have been waived by Accellent Holdings on the tenth business day following the giving of the Transfer Election.

(j)            Definitions.  Solely for purposes of this Section 5, “Stock” shall not include shares of Common Stock acquired after the Effective Date (i) in the public markets or (ii) in privately negotiated transactions that do not violate the Other Management Stockholders Agreements.

6.                                       Accellent Holdings’ Option to Purchase Stock and Options of Management Stockholder Upon Certain Terminations of Employment.

(a)           Termination for Cause by Accellent Holdings and other Call Events.  Except as otherwise provided herein, if, prior to the fifth anniversary of the Effective Date, (i) the Management Stockholder’s active employment with Accellent Holdings (and/or, if applicable, its Subsidiaries or Affiliates) is terminated by Accellent Holdings (and/or, if applicable, its Subsidiaries or Affiliates) for Cause, (ii) the beneficiaries of a Management Stockholder’s Trust shall include any person or entity other than the Management Stockholder, his spouse (or ex-spouse) or his lineal descendants (including adopted children)

or (iii) the Management Stockholder shall otherwise effect a transfer of any of the Stock other than as permitted in this Agreement (other than as may be required by applicable law or an order of a court having competent jurisdiction) after notice from Accellent Holdings of such impermissible transfer and a reasonable opportunity to cure such transfer (each, a “Section 6(a) Call Event”):

(A)          With respect to the Stock, Accellent Holdings may purchase all or any portion of the shares of the Stock then held by the applicable Management Stockholder Entities at a per share purchase price equal to the lesser of (x) the Fair Market Value Per Share and (y) the Base Price (any such applicable repurchase price, the “Section 6(a) Repurchase Price”);

(B)           With respect to the New Options, all such New Options (whether or not then exercisable) held by the applicable Management Stockholder Entities will terminate immediately without payment in respect thereof; and

(C)           With respect to the Rollover Options, Accellent Holdings may purchase all or any portion of the exercisable Rollover Options then held by the applicable Management Stockholder for an amount equal to the product of (x) the excess, if any, of the lesser of the Base Price and Fair Market Value Per Share over the Option Exercise Price and (y) the number of Exercisable Option Shares, which Rollover Options shall be terminated in exchange for such payment.  In the event the foregoing Option Excess Price is zero or a negative number, such outstanding exercisable Rollover Options granted to the Management Stockholders under the Existing Accellent Plan shall be automatically terminated without any payment in respect thereof.  In the event that Accellent Holdings does not exercise the foregoing rights, all exercisable but unexercised Rollover Options shall terminate pursuant to the terms of the Existing Accellent Plan and applicable option agreements.  All unexercisable Rollover Options held by the applicable Management Stockholder Entities shall terminate, without payment, immediately upon termination of employment.

(b)           Termination by the Management Stockholder without Good Reason.  Except as otherwise provided herein, if, prior to the fifth anniversary of the Effective Date, the Management Stockholder’s active employment with Accellent Holdings (and/or, if applicable, its Subsidiaries or Affiliates) is terminated by the Management Stockholder without Good Reason (a “Section 6(b) Call Event”):

(A)          With respect to the Stock, Accellent Holdings may purchase all or any portion of the shares of the Stock then held by the applicable Management Stockholder Entities at a per share purchase price equal to the Fair Market Value Per Share on the applicable repurchase date; and

(B)           With respect to the vested New Options and all Rollover Options, Accellent Holdings may purchase all or any portion of such exercisable Options held by the applicable Management Stockholder Entities for an amount equal to the product of (x) the excess, if any, of the Fair Market Value Per Share over the Option Exercise Price and (y) the number of Exercisable Option Shares, which Options shall be terminated in exchange for such payment.  In the event the foregoing Option Excess Price is zero or a negative number, such outstanding exercisable Options granted to the Management Stockholder under the Option Plan or Existing Accellent Plan, as applicable, shall be automatically terminated without any payment in respect thereof.  In the event that Accellent Holdings does not exercise the foregoing rights, all exercisable but unexercised Options shall terminate pursuant to the terms of the applicable stock option agreement and either the Option Plan or the Existing Accellent Plan, as applicable.  All unexercisable Options held by the applicable Management Stockholder Entities shall terminate, without payment, immediately upon termination of employment.

(c)           Termination for Death or Permanent Disability or without Cause by Accellent Holdings or Termination by the Management Stockholder with Good Reason.  Except as otherwise provided herein, if, prior to the fifth anniversary of the Effective Date, the Management Stockholder’s employment with Accellent Holdings (and/or, if applicable, its Subsidiaries or Affiliates) is terminated (i) as a result of the death or Permanent Disability of the Management Stockholder or without Cause by Accellent Holdings (or its Subsidiaries or Affiliates) or (ii) by the Management Stockholder with Good Reason (each a “Section 6(c) Call Event”):

(A)          With respect to the Stock, Accellent Holdings may purchase all or any portion of the shares of the Stock then held by the applicable Management Stockholder Entities at a per share price equal the Fair Market Value Per Share on the applicable repurchase date; and

(B)           With respect to vested New Options and all Rollover Options, Accellent Holdings may purchase all or any portion of such exercisable Options held by the applicable Management Stockholder Entities for an amount equal to the product of (x) the excess, if any, of the Fair Market Value Per Share over the Option Exercise Price and (y) the number of Exercisable Option Shares, which Options shall be terminated in exchange for such payment.  In the event the foregoing Option Excess Price is zero or a negative number, such outstanding exercisable Options granted to the Management Stockholder under the Option Plan or the Existing Accellent Plan, as applicable, shall be automatically terminated without any payment in respect thereof.  In the event that Accellent Holdings does not exercise the foregoing rights, all exercisable but unexercised Options shall terminate pursuant to the terms of the applicable stock option agreement and either the Option Plan or the Existing Accellent Plan, as applicable.  All unexercisable Options held by the applicable Management Stockholder Entities shall terminate, without payment, immediately upon termination of employment.

(d)           Repurchase Notice.  Accellent Holdings shall have a period of thirty (30) days from the date of any Call Event (or, if later, with respect to a Section 6(a) Call Event, the date after discovery of, and the applicable cure period for, an impermissible transfer constituting a Section 6(a) Call Event) (the “Call Period”), in which to give notice in writing to the Management Stockholder of its election to exercise its rights and obligations pursuant to this Section 6 (“Repurchase Notice”).  The completion of the purchases pursuant to the foregoing shall take place at the principal office of Accellent Holdings on the tenth business day after the giving of the Repurchase Notice.  The applicable Repurchase Price and any payment with respect to the Options as described in this Section 6 shall be paid by delivery to the applicable Management Stockholder Entities of a certified bank check or checks in the appropriate amount payable to the order of each of the applicable Management Stockholder Entities (or by wire transfer of immediately available funds, if the Management Stockholder Entities provide to Accellent Holdings wire transfer instructions) against delivery of certificates or other instruments representing the Stock so purchased and appropriate documents cancelling the Options so terminated, appropriately endorsed or executed by the applicable Management Stockholder Entities or its authorized representative.

(e)           Delay of Call.  Notwithstanding any other provision of this Section 6 to the contrary and subject to Section 10(a), if there exists and is continuing any Event, Accellent Holdings shall delay the repurchase of any of the Stock or the Options (pursuant to a Repurchase Notice timely given in accordance with Section 6(d) hereof) from the applicable Management Stockholder Entities until the Repurchase Eligibility Date; provided, however, that (i) the number of shares of Stock subject to repurchase under this Section 6 shall be that number of shares of Stock, and (ii) in the case of a repurchase pursuant to Section 6(a), Section 6(b) or Section 6(c), the number of Exercisable Option Shares for purposes of calculating the Option Excess Price payable under this Section 6 shall be the number of Exercisable Option Shares, held by the applicable Management Stockholder Entities at the time of delivery of a Repurchase Notice in accordance with Section 6(d) hereof.  All Options exercisable as of the date of a Repurchase Notice, in the case of a repurchase pursuant to Section 6(a), 6(b) or 6(c), shall continue to be exercisable until the repurchase of such Options pursuant to such Repurchase Notice, provided that to the extent that any Options are exercised after the date of such Repurchase Notice, the number of Exercisable Option Shares for purposes of calculating the Option Excess Price shall be reduced accordingly.

(f)            Effect of Change in Control.  Notwithstanding anything in this Agreement to the contrary, this Section 6 shall terminate and be of no further force or effect upon the occurrence of a Change in Control.

(g)           Definitions.  Solely for purposes of this Section 6, “Stock” shall not include shares of Common Stock acquired after the Effective Date (i) in the public markets or (i) in privately negotiated transactions that do not violate the Other Management Stockholders Agreements.

7.             Adjustment of Repurchase Price; Dividend Adjustments; Definitions.

(a)           Adjustment of Repurchase Price.  As provided for in Section 2.4 of the Stock Option Agreement, in determining the applicable repurchase price of the Stock and Options, as provided for in Sections 5 and 6, above, appropriate adjustments shall be made for any stock dividends, splits, combinations, recapitalizations or any other adjustment in the number of outstanding shares of Stock in order to maintain, as nearly as practicable, the intended operation of the provisions of Sections 5 and 6.

(b)           Dividend Adjustments.  As provided for in Section 2.4 of the Stock Option Agreement, if Accellent Holdings pays a dividend after the Closing Date the Board shall, in good faith, cause the Committee to make such adjustments, under the Option Plan and the applicable stock option agreements, as shall be reasonably necessary to address the effect of such dividend on the Management Stockholders then holding outstanding Options; provided, however, if the Company has paid a cash dividend, the Committee may, if it so determines, treat vested and unvested Options in a manner that may be different.

(c)           Definitions.  All capitalized terms used in this Agreement and not defined herein shall have such meaning as such terms are defined in the Option Plan.  Terms used herein and as listed below shall be defined as follows:

“AAC” shall have the meaning set forth in the first “whereas” clause.

“Accellent Holdings” shall have the meaning set forth in the introductory paragraph.

“Act” shall have the meaning set forth in Section 2(a)(i) hereof.

“Affiliate” shall mean, with respect to any Person, any Person who, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such Person.

“Agreement” shall have the meaning set forth in the introductory paragraph.

“Base Price” shall have the meaning set forth in Section 1(a) hereof.

“Board” shall mean the board of directors of Accellent Holdings.

“Call Events” shall mean, collectively, Section 6(a) Call Events, Section 6(b) Call Events, and Section 6(c) Call Events.

“Call Period” shall have the meaning set forth in Section 6(d) hereof.

“Cause” shall mean “Cause” as such term is defined in any employment agreement between the Management Stockholder and Accellent Holdings (or any Subsidiary or Affiliate) or, if there is no such employment agreement (or if such term is not defined therein), “Cause” shall mean (i) an intentional act by the Management Stockholder which materially injures Accellent Holdings (or any Subsidiary or Affiliate); (ii) an intentional refusal or failure by the Management Stockholder to follow lawful and reasonable directions or orders of any officer who has authority to direct the activities of the Management Stockholder or to whom the Management Stockholder reports; (iii) a willful and habitual neglect of duties by the Management Stockholder; (iv) breach by the Management Stockholder of Accellent Holdings’ (or any Subsidiary or Affiliate’s) policies and procedures or any breach of the Management Stockholder obligations hereunder or under the Management Stockholder’s Agreement; (v) commission by the Management Stockholder of any felony or other crime involving imprisonment; (vi) commission by the Management Stockholder of fraud, misappropriation or embezzlement in connection with Accellent Holdings’ (or any Subsidiary or Affiliate’s) business or has otherwise breached its fiduciary duty to Accellent Holdings (or any Subsidiary or Affiliate); or (vii) abuse by the Management Stockholder of illegal drugs, alcohol or other controlled substances.

“Change in Control” means (i) the sale of all or substantially all of the assets of Accellent Holdings to an Unaffiliated Person; (ii) a sale by Accellent Holdings, the Investor or any of their respective Affiliates resulting in more than 50% of the voting stock of Accellent Holdings being held by an Unaffiliated Person; (iii) a merger or consolidation of Accellent Holdings with or into an Unaffiliated Person; if and only if any such event listed in clauses (i) through (iii) above results in the inability of the Investor or any member or members of the Investor, to designate or elect a majority of the Board (or the board of directors of the resulting entity or its parent company).  For purposes of this definition, the term “Unaffiliated Person” means any Person or Group who is not (x) the Investor or any member of the Investor, (y) an Affiliate of the Investor or any member of the Investor, or (z) an entity in which the Investor, or any member of the Investor holds, directly or indirectly, a majority of the economic interests in such entity.

 “Closing Date” shall have the meaning set forth in the first “whereas” paragraph.

“Committee” shall mean the Compensation Committee of the Board (or if no such committee is appointed, the Board).

“Common Stock” shall have the meaning set forth in the second “whereas” paragraph.

“Company” shall have the meaning set forth in the first “whereas” paragraph.

“Confidential Information” shall mean all non-public information concerning trade secrets, know-how, software, developments, inventions, processes, technology, designs, the financial data, strategic business plans or any proprietary or confidential information, documents or materials in any form or media, including any of the foregoing relating to research, operations, finances, current and proposed products and services, vendors, customers, advertising and marketing, and other non-public, proprietary, and confidential information of the Restricted Group.

“Custody Agreement and Power of Attorney” shall have the meaning set forth in Section 9(e) hereof.

“DGCL” shall have the meaning set forth in Section 5(g) hereof.

“Event” shall have the meaning set forth in Section 5(g) hereof.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended (or any successor section thereto).

“Exercisable Option Shares” shall mean the shares of Common Stock that, at the Repurchase Calculation Date, could be purchased by the Management Stockholder upon exercise of his or her outstanding and exercisable Options.

“Existing Accellent Plan” shall have the meaning set forth in the second “whereas” clause.

“Fair Market Value Per Share” shall mean the Market Value Per Share (as defined in this Agreement), or if there has been no Qualified Public Offering (as defined in this Agreement), the fair market value of the Common Stock as determined (i) in the good faith discretion of the Board and (ii) without any discounts for liquidity restrictions or non-controlling interests.

“Good Reason” shall mean “Good Reason” as such term is defined in any employment agreement between the Management Stockholder and Accellent Holdings (or any Subsidiary or Affiliate) or, if there is no such employment agreement (or if such term is not defined therein), “Good Reason” shall mean (i) any reduction in the Management Stockholder’s base salary (other than a reduction that is applicable to all employees on a consistent basis); (ii) any material change in the title or duties of the Management Stockholder; or (iii) any required relocation of the Management Stockholder’s principal place of employment outside of a sixty (60) mile radius of the Management Stockholder’s then principal place of employment that is expected to be permanent or indefinite, provided that this exception shall not apply to reasonable and necessary business travel of any duration.

“Group” shall mean “group,” as such term is used for purposes of Section 13(d) or 14(d) of the Exchange Act.

“Investor” shall mean Accellent Holdings LLC.

“Management Stockholder” shall have the meaning set forth in the introductory paragraph.

“Management Stockholder Entities” shall mean the Management Stockholder’s Trust, the Management Stockholder and the Management Stockholder’s Estate, collectively.

“Management Stockholder’s Estate” shall mean the conservators, guardians, executors, administrators, testamentary trustees, legatees or beneficiaries of the Management Stockholder.

“Management Stockholder’s Trust” shall mean a limited partnership, limited liability company, trust or custodianship, the beneficiaries of which may include only the Management Stockholder, his spouse (or ex-spouse) or his lineal descendants (including adopted) or, if at any time after any such transfer there shall be no then living spouse or lineal descendants, then to the ultimate beneficiaries of any such trust or to the estate of a deceased beneficiary.

“Market Value Per Share” shall mean, on the Repurchase Calculation Date, the price per share equal to (i) the closing price per share of the Common Stock on the principal stock exchange on which the Common Stock may at the time be listed or, (ii) if there shall have been no sales on such exchange on the Repurchase Calculation Date on any given day, the average of the closing bid and asked prices of the Common Stock on such exchange on the Repurchase Calculation Date or, (iii) if there is no such bid and asked price on the Repurchase Calculation Date, the average of the closing bid and asked prices of the Common Stock on the next preceding date when such bid and asked price occurred or, (iv) if the Common Stock shall not be so listed, the closing sales price of the Common Stock as reported by NASDAQ on the Repurchase Calculation Date in the over-the-counter market.

“Maximum Repurchase Amount” shall have the meaning set forth in Section 10(a) hereof.

“Merger” shall have the meaning set forth in the first “whereas” clause.

“Merger Agreement” shall have the meaning set forth in the first “whereas” clause.

“Modified Option Put Right” shall have the meaning set forth in Section 5(e)(ii) hereof.

“Net Settled Stock” shall have the meaning set forth in Section 5(e)(i) hereof.

“New Options” shall have the meaning set forth in the fourth “whereas” paragraph.

“Notice” shall have the meaning set forth in Section 9(b) hereof.

“Offeror” shall have the meaning set forth in Section 4(a) hereof.

“Option Excess Price” shall mean, with respect to any Option, the aggregate amount paid or payable by Accellent Holdings in respect of Exercisable Option Shares pursuant to the applicable provision of Section 6.

“Option Exercise Price” shall mean the exercise price of the shares of Common Stock covered by the applicable Option.

“Option” shall have the meaning set forth in the fourth “whereas” paragraph.

“Option Plan” shall have the meaning set forth in the fourth “whereas” paragraph.

“Option Stock” shall mean shares of Common Stock issuable upon the exercise of the Options.

“Original Liability Amount” shall have the meaning set forth in Section 3 hereof.

“Other Management Stockholders” shall have the meaning set forth in the fifth “whereas” paragraph.

“Other Management Stockholders’ Agreements” shall have the meaning set forth in the fifth “whereas” paragraph.

“Parties” shall have the meaning set forth in the introductory paragraph.

“Permanent Disability” shall mean “Permanent Disability” as such term is defined in any employment agreement between the Management Stockholder and Accellent Holdings (or any Subsidiary or Affiliate) or, if there is no such employment agreement (or if such term is not defined therein), “Permanent Disability” shall mean the Management Stockholder becoming physically or mentally incapacitated and is therefore unable for a period of six (6) consecutive months or for an aggregate of nine (9) months in any twelve (12) consecutive month period, to perform substantially all of the material elements of the Management Stockholder’s duties with Accellent Holdings or any Subsidiary or Affiliate thereof.  Any question as to the existence of the Permanent Disability of the Management Stockholder as to which the Management Stockholder and Accellent Holdings cannot agree shall be determined in writing by a qualified independent physician mutually acceptable to the Management Stockholder and Accellent Holdings.  If the Management Stockholder and Accellent Holdings cannot agree as to a qualified independent physician, each shall appoint such a physician and those two physicians shall select a third who shall make such determination in writing.  The determination of Permanent Disability made in writing to Accellent Holdings and the Management Stockholder shall be final and conclusive for all purposes of this Agreement.

 “Person” shall mean “person,” as such term is used for purposes of Section 13(d) or 14(d) of the Exchange Act.

“Piggyback Registration Rights” shall have the meaning set forth in Section 9(a) hereof.

“Proposed Registration” shall have the meaning set forth in Section 9(b) hereof.

“Public Offering” shall mean the sale of shares of Common Stock to the public subsequent to the date hereof pursuant to a registration statement under the Act which has been declared effective by the SEC (other than a registration statement on Form S-4, Form S-8 or any other similar form).

“Purchased Stock” shall have the meaning set forth in Section 1(a) hereof.

“Put Period” shall have the meaning set forth in Section 5(a) hereof.

“Rollover Put Period” shall have the meaning set forth in Section 5(b) hereof.

“Qualified Public Offering” shall mean a Public Offering, which results in an active trading market of 25% or more of the Common Stock.

“Redemption Notice” shall have the meaning set forth in Section 5(f) hereof.

“Registration Rights Agreement” shall have the meaning set forth in Section 9(a) hereof.

“Repurchase Calculation Date” shall mean the last day of the month preceding the month in which the event giving rise to the right to repurchase occurs.

“Repurchase Eligibility Date” shall have the meaning set forth in Section 5(g) hereof.

“Repurchase Notice” shall have the meaning set forth in Section 6(d) hereof.

“Repurchase Price” shall mean the amount to be paid in respect of the Stock and Options to be purchased by Accellent Holdings pursuant to Section 5(a), Section 6(a), 6(b), or 6(c), as applicable.

“Request” shall have the meaning set forth in Section 9(b) hereof.

“Rollover Agreement” shall have the meaning set forth in the second “whereas” clause.

“Rollover Option” shall have the meaning set forth in the second “whereas” clause.

“Rollover Tax Liability” shall have the meaning set forth in Section 5(d) hereof.

“Restricted Group” shall mean, collectively, Accellent Holdings, its Subsidiaries, the Investor, and their respective Affiliates.

“Sale Participation Agreement” shall mean that certain sale participation agreement entered into by and between the Management Stockholder and Investor dated as of the date hereof.

“SEC” shall mean the Securities and Exchange Commission.

“Section 5 Repurchase Price” shall have the meaning set forth in Section 5(a) hereof.

“Section 5(a) Put Event” shall have the meaning set forth in Section 5(a) hereof.

“Section 5(b) Put Event” shall have the meaning set forth in Section 5(b) hereof.

“Section 5(c) Put Event” shall have the meaning set forth in Section 5(c) hereof.

“Section 5(d) Put Event” shall have the meaning set forth in Section 5(d) hereof.

“Section 6(a) Call Event” shall have the meaning set forth in Section 6(a) hereof.

“Section 6(a) Repurchase Price” shall have the meaning set forth in Section 6(a)(A) hereof.

“Section 6(b) Call Event” shall have the meaning set forth in Section 6(b) hereof.

“Section 6(c) Call Event” shall have the meaning set forth in Section 6(c) hereof.

“Settled Stock Put Period” shall have the meaning set forth in Section 5(e)(ii) hereof.

“Statutory Withholding” shall have the meaning set forth in Section 5(e)(i) hereof.

“Stock” shall have the meaning set forth in Section 3 hereof.

“Stock Option Agreement” shall have the meaning set forth in the fourth “whereas” paragraph.

“Subsidiary” or “Subsidiaries” of Accellent Holdings or any other Person means an affiliate controlled by such Person, directly or indirectly, through one or more intermediaries, and, without limiting the foregoing, includes any entity in respect of which such Person, directly or indirectly, beneficially owns 50% or more of the voting securities or equity.

“Tax Notice” shall have the meaning set forth in Section 5(d) hereof.

“Tax Put Period” shall have the meaning set forth in Section 5(d) hereof.

“Third Party Offer” shall have the meaning set forth in Section 4(a) hereof.

“Transfer Election” shall have the meaning set forth in Section 5(i) hereof.

8.             Accellent Holdings’ Representations and Warranties.

(a)           Accellent Holdings represents and warrants to the Management Stockholder that (i) this Agreement has been duly authorized, executed and delivered by Accellent Holdings and is enforceable against Accellent Holdings in accordance with its terms and (ii) the Stock, when issued and delivered in accordance with the terms hereof and the other agreements contemplated hereby, will be duly and validly issued, fully paid and nonassessable.

(b)           If Accellent Holdings becomes subject to the reporting requirements of Section 12 of the Exchange Act, Accellent Holdings will file the reports required to be filed by it under the Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder, to the extent required from time to time to enable the Management Stockholder to sell shares of Stock without registration under the Exchange Act within the limitations of the exemptions provided by (A) Rule 144 under the Act, as such rule may be amended from time to time, or (B) any similar rule or regulation hereafter adopted by the SEC.  Notwithstanding anything contained in this Section 8(b), Accellent Holdings may de-register under Section 12 of the Exchange Act if it is then permitted to do so pursuant to the Exchange Act and the rules and regulations thereunder and, in such circumstances, shall not be required hereby to file any reports which may be necessary in order for Rule 144 or any similar rule or regulation under the Act to be available.  Nothing in this Section 8(b) shall be deemed to limit in any manner the restrictions on sales of Stock contained in this Agreement.

9.             “Piggyback” Registration Rights.  Upon the date of this Agreement and until the later of (i) the occurrence of a Qualified Public Offering and (ii) the fifth anniversary of the Effective Date:

(a)           The Management Stockholder hereby agrees to be bound by all of the terms, conditions and obligations of the piggyback registration rights contained in Section 2 and Section 3 of the Registration Rights Agreement (the “Registration Rights Agreement”) entered into by and among Accellent Holdings and investors party thereto (the “Piggyback Registration Rights”), as in effect on the date hereof (subject to any amendments thereto to which the Management Stockholder has agreed to be bound), and Accellent Holdings hereby agrees that the Management Stockholder shall have all of the rights and privileges of the Piggyback Registration Rights, in each case as if the Management Stockholder were an original party (other than Accellent Holdings) to the Registration Rights Agreement, subject to applicable and customary underwriter restrictions; provided, however, that at no time shall the Management Stockholder have any rights to request a registration under Section 3 of the Registration Rights Agreement, but the Management Stockholder will have piggyback registration rights on all registrations pursuant to such Section 3; and provided further, that the Management Stockholder shall not be bound by any amendments to the Piggyback Registration Rights unless the Management Stockholder consents thereto provided that such consent will not be unreasonably withheld.  All Stock purchased or held by the applicable Management Stockholder Entities pursuant to this Agreement, including any rights, options or warrants to purchase Common Stock that are or may be convertible into Common Stock shall be deemed to be “Registrable Securities” as defined in the Registration Rights Agreement.

(b)           In the event of a sale of Common Stock by the Investor in accordance with the terms of the Registration Rights Agreement, Accellent Holdings will promptly notify the Management Stockholder in writing (a “Notice”) of any proposed registration (a “Proposed Registration”).  If within 15 days of the receipt by the Management Stockholder of such Notice, Accellent Holdings receives from the applicable Management Stockholder Entities a written request (a “Request”) to register shares of Stock held by the applicable Management Stockholder Entities (which Request will be irrevocable unless otherwise mutually agreed to in writing by the Management Stockholder and Accellent Holdings), shares of Stock will be so registered as provided in this Section 9; provided, however, that for each such registration statement only one Request, which shall be executed by the applicable Management Stockholder Entities, may be submitted for all Registrable Securities held by the applicable Management Stockholder Entities.

(c)           The maximum number of shares of Stock which will be registered pursuant to a Request will be the lowest of (i) the number of shares of Stock then held by the Management Stockholder Entities, including all shares of Stock which the Management Stockholder Entities are then entitled to acquire under an unexercised Option to the extent then exercisable, multiplied by a fraction, the numerator of which is the number of shares of Stock being sold by the Investor and any affiliated or unaffiliated investment partnerships and investment limited liability companies investing with the Investor and the denominator of which is the aggregate number of shares of Stock owned by the Investor and any investment partnerships and investment limited liability companies investing with the Investor or (ii) the maximum number of shares of Stock which Accellent Holdings can register in the Proposed Registration without adverse effect on the offering in the view of the managing underwriters (reduced pro rata with all Other Management Stockholders) as more fully described in subsection (d) of this Section 9 or (iii) the maximum number of shares which the Management Stockholder (pro rata based upon the aggregate number of shares of Stock the Management Stockholder and all Other Management Stockholders have requested to be registered) is permitted to register under the Piggyback Registration Rights.

(d)           If a Proposed Registration involves an underwritten offering and the managing underwriter advises Accellent Holdings in writing that, in its opinion, the number of shares of Stock requested to be included in the Proposed Registration exceeds the number which can be sold in such offering, so as to be likely to have an adverse effect on the price, timing or distribution of the shares of Stock offered in such Public Offering as contemplated by Accellent Holdings, then Accellent Holdings will include in the Proposed Registration (i) first, 100% of the shares of Stock Accellent Holdings proposes to sell and (ii) second, to the extent of the number of shares of Stock requested to be included in such registration which, in the opinion of such managing underwriter, can be sold without having the adverse effect referred to above, the number of shares of Stock which the Investor and any affiliated or unaffiliated investment partnerships and investment limited liability companies investing with the Investor, the Management Stockholder, and all Other Management Stockholders (together, the “Holders”) have requested to be included in the Proposed Registration, such amount to be allocated pro rata among all requesting Holders on the basis of the relative number of shares of Stock then held by each such Holder (including the exercisable Options) (provided that any shares thereby allocated to any such Holder that exceed such Holder’s request will be reallocated among the remaining requesting Holders in like manner).

(e)           Upon delivering a Request, the Management Stockholder will, if requested by Accellent Holdings, execute and deliver a custody agreement and power of attorney in form and substance reasonably satisfactory to Accellent Holdings with respect to the shares of Stock to be registered pursuant to this Section 9 (a “Custody Agreement and Power of Attorney”).  The Custody Agreement and Power of Attorney will provide, among other things, that the Management Stockholder will deliver to and deposit in custody with the custodian and attorney-in-fact named therein a certificate or certificates representing such shares of Stock (duly endorsed in blank by the registered owner or owners thereof or accompanied by duly executed stock powers in blank) and appoint said custodian and attorney-in-fact as the Management Stockholder’s agent and attorney-in-fact with full power and authority to act under the Custody Agreement and Power of Attorney on the Management Stockholder’s behalf with respect to the matters specified therein.

(f)            The Management Stockholder agrees that he or she will execute such other agreements as Accellent Holdings may reasonably request to further evidence the provisions of this Section 9.

10.           Pro Rata Repurchases; Dividends.  (a)  Notwithstanding anything to the contrary contained in Section 5 or 6, if at any time consummation of any purchase or payment to be made by Accellent Holdings pursuant to this Agreement and the Other Management Stockholders Agreements would result in an Event, then Accellent Holdings shall make purchases from, and payments to, the Management Stockholder and Other Management Stockholders pro rata (on the basis of the proportion of the number of shares of Stock each such Management Stockholder and all Other Management Stockholders have elected or are required to sell to Accellent Holdings) for the maximum number of shares of Stock permitted without resulting in an Event (the “Maximum Repurchase Amount”).  The provisions of Section 5(h) and 6(f) shall apply in their entirety to payments and repurchases with respect to shares of Stock which may not be made due to the limits imposed by the

Maximum Repurchase Amount under this Section 10(a).  Until all of such Stock is purchased and paid for by Accellent Holdings, the Management Stockholder and the Other Management Stockholders whose Stock is not purchased in accordance with this Section 10(a) shall have priority, on a pro rata basis, over other purchases of Stock by Accellent Holdings pursuant to this Agreement and Other Management Stockholders’ Agreements.

(b)           In the event any dividends are paid with respect to the Stock, the Management Stockholder will be treated pari passu with all Other Management Stockholders with respect to shares of Stock then owned by the Management Stockholder, and, with respect to any Options held by the Management Stockholder, in accordance, as applicable, with Section 2.4 of the Stock Option Agreement.

11.           Rights to Negotiate Repurchase Price.  Nothing in this Agreement shall be deemed to restrict or prohibit Accellent Holdings from purchasing, redeeming or otherwise acquiring for value shares of Stock or Options from the Management Stockholder, at any time, upon such terms and conditions, and for such price, as may be mutually agreed upon in writing between the Parties, whether or not at the time of such purchase, redemption or acquisition circumstances exist which specifically grant Accellent Holdings the right to purchase shares of Stock or any Options under the terms of this Agreement; provided that no such purchase, redemption or acquisition shall be consummated, and no agreement with respect to any such purchase, redemption or acquisition shall be entered into, without the prior approval of the Board.

12.           Covenant Regarding 83(b) Election.  Except as Accellent Holdings may otherwise agree in writing, to the extent that any shares to be transferred to the Management Stockholder are subject to a “substantial risk of forfeiture” (within the meaning of Treasury Regulation Section 1.83-3(c) applicable to the transfer of such Stock) at the time of such transfer, the Management Stockholder hereby covenants and agrees that he will make an election provided pursuant to Treasury Regulation Section 1.83-2 with respect to such Stock, including without limitation, the Stock to be acquired upon each exercise of the Management Stockholder’s Options; and the Management Stockholder further covenants and agrees that if he is required to file such election, he will furnish Accellent Holdings with copies of the forms of election that the Management Stockholder filed within 30 days after the date of such transfer, and within 30 days after each exercise of Management Stockholder’s Options where such filing is required by this sentence, with evidence to Accellent Holdings that each such election has been filed in a timely manner.

13.           Notice of Change of Beneficiary.  Immediately prior to any transfer of Stock to a Management Stockholder’s Trust, the Management Stockholder shall provide Accellent Holdings with a copy of the instruments creating the Management Stockholder’s Trust and with the identity of the beneficiaries of the Management Stockholder’s Trust.  The Management Stockholder shall notify Accellent Holdings as soon as practicable prior to any change in the identity of any beneficiary of the Management Stockholder’s Trust.

14.           Recapitalizations, etc.  The provisions of this Agreement shall apply, to the full extent set forth herein with respect to the Stock or the Options, to any and all shares of capital stock of Accellent Holdings or any capital stock, partnership units or any other security evidencing ownership interests in any successor or assign of Accellent Holdings (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in exchange for, or substitution of the Stock or the Option, by reason of any stock dividend, split, reverse split, combination, recapitalization, liquidation, reclassification, merger, consolidation or otherwise.

15.           Management Stockholder’s Employment by Accellent Holdings.  Nothing contained in this Agreement or in any other agreement entered into by Accellent Holdings or any Subsidiary or Affiliate of Accellent Holdings and the Management Stockholder contemporaneously with the execution of this Agreement (subject to, and except as set forth in,  the applicable provisions of any offer letter or letter of employment provided to the Management Stockholder by Accellent Holdings or any Subsidiary or Affiliate of Accellent Holdings or any employment agreement entered by and between the Management Stockholder and Accellent Holdings or any Subsidiary or Affiliate of Accellent Holdings) (i) obligates Accellent Holdings or any Subsidiary or Affiliate of Accellent Holdings to employ the Management Stockholder in any capacity whatsoever or (ii) prohibits or restricts Accellent Holdings (or any such Subsidiary or Affiliate) from terminating the employment of the Management Stockholder at any time or for any reason whatsoever, with or without Cause, and the Management Stockholder hereby acknowledges and agrees that Accellent Holdings, any Subsidiary or Affiliate of Accellent Holdings and any other person have not made any representations or promises whatsoever to the Management Stockholder concerning the Management Stockholder’s employment or continued employment by Accellent Holdings or any Subsidiary or Affiliate.

16.           Binding Effect.  The provisions of this Agreement shall be binding upon and accrue to the benefit of the Parties and their respective heirs, legal representatives, successors and assigns.  In the case of a transferee permitted under clause (y) or (z) of Section 2(a) or Section 3 hereof, such transferee shall be deemed the Management Stockholder hereunder; provided, however, that no transferee (including without limitation, transferees referred to in Section 2(a) or Section 3 hereof) shall derive any rights under this Agreement unless and until such transferee has delivered to Accellent Holdings a valid undertaking and becomes bound by the terms of this Agreement.

17.           Amendment.  This Agreement may be amended only by a written instrument signed by the Parties hereto.

18.           Closing.  Except as otherwise provided herein, the closing of each purchase and sale of shares of Stock pursuant to this Agreement shall take place at the principal office of Accellent Holdings on the tenth business day following delivery of the notice by either Party to the other of its exercise of the right to purchase or sell such Stock hereunder.

19.           Applicable Law; Jurisdiction; Legal Fees.

(a)           The laws of the State of New York shall govern the interpretation, validity and performance of the terms of this Agreement, regardless of the law that might be applied under principles of conflicts of law.

(b)           Notwithstanding the foregoing, the Management Stockholder acknowledges and agrees that Accellent Holdings, its Subsidiaries, the Investor and any of their respective Affiliates shall be entitled to injunctive or other relief in order to enforce the covenant not to compete, covenant not to solicit and/or confidentiality covenants as set forth in Section 24(a) of this Agreement.

(c)           In the event of any disputes with regard to this Agreement or any other document or agreement referred to herein, each Party that shall pay its own legal fees and expenses, unless otherwise determined by the arbitrator.

20.           Assignability of Certain Rights by the Accellent Holdings.  Accellent Holdings shall have the right to assign any or all of its rights or obligations to purchase shares of Stock pursuant to Sections 4, 5 and 6 hereof.

21.           Miscellaneous.

(a)           In this Agreement all references to the masculine pronoun shall include the feminine and neuter, and the singular the plural, where the context so indicates

(b)           If any provision of this Agreement shall be declared illegal, void or unenforceable by any court of competent jurisdiction, the other provisions shall not be affected, but shall remain in full force and effect.

(c)           If any payment of money, delivery of shares of Common Stock or other benefits due to the Management Stockholder hereunder could cause the application of an accelerated or additional tax under Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), such payment, delivery of shares or other benefits shall be deferred if deferral will make such payment, delivery of shares or other benefits compliant under Section 409A of the Code, otherwise such payment, delivery of shares or other benefits shall be restructured, to the extent possible, in a manner, determined by the Accellent Holdings and reasonably acceptable to the Management Stockholder, that does not cause such an accelerated or additional tax.

22.           Withholding.  Accellent Holdings or its Subsidiaries or Affiliates shall have the right to deduct from any payment made under this Agreement to the applicable Management Stockholder Entities any federal, state or local income or other taxes required by law to be withheld with respect to such payment.

23.           Notices.  All notices and other communications provided for herein shall be in writing.  Any notice or other communication hereunder shall be deemed duly given (i) upon electronic confirmation of facsimile, (ii) one business day following the date sent when sent by overnight delivery or (iii) five (5) business days following the date mailed when mailed by registered or certified mail return receipt requested and postage prepaid, in each case as follows:

(a)           If to Accellent Holdings Corp., to it at the following address:

Accellent Holdings

c/o Kohlberg Kravis Roberts & Co. L.P.

2800 Sand Hill Road, Suite 200

Menlo Park, California 94025

Attn:  Michael W. Michelson

Facsimile: (650) 233-6554

with copies to:

Simpson Thacher & Bartlett LLP
425 Lexington Avenue
New York, New York 10017
Attn:   Sean D. Rodgers, Esq.

Facsimile:  (212) 455-2502

(b)           If to the Management Stockholder, to him at the address set forth below under his signature;

or at such other address as either party shall have specified by notice in writing to the other.

24.           Confidential Information; Covenant Not to Compete.

(a)           In consideration of Accellent Holdings entering into this Agreement with the Management Stockholder, the Management Stockholder hereby agrees effective as of the date of the Management Stockholder’s commencement of employment with Accellent Holdings or its Subsidiaries or Affiliates, without Accellent Holdings’ prior written consent, the Management Stockholder shall not, directly or indirectly, (i) at any time during or after the Management Stockholder’s employment with Accellent Holdings or its Subsidiaries or Affiliates, disclose any Confidential Information pertaining to the business of Accellent Holdings or any of its Subsidiaries or Affiliates, except when required to perform his or her duties to Accellent Holdings or one of its Subsidiaries or Affiliates, or by law or judicial process; or (ii) at any time during the Management Stockholder’s employment with Accellent Holdings or its Subsidiaries or Affiliates and for a period of twelve months thereafter, directly or indirectly (A) act as a proprietor, investor, director, officer, employee, substantial stockholder, consultant, or partner in any business that directly or indirectly competes with the business of the Company or (B) solicit or offer employment to any person who has been employed by Accellent Holdings or any of its Subsidiaries or Affiliates at any time during the twelve months immediately preceding the time of the solicitation or hiring.  If the Management Stockholder is bound by any other agreement with Accellent Holdings or any of its Subsidiaries or Affiliates regarding the use or disclosure of confidential information, the provisions of this Agreement shall be read in such a way as to further restrict and not to permit any more extensive use or disclosure of confidential information.

(b)           Notwithstanding clause (a) above, if at any time a court holds that the restrictions stated in such clause (a) are unreasonable or otherwise unenforceable under circumstances then existing, the Parties hereto agree that the maximum period, scope or geographic area determined to be reasonable under such circumstances by such court will be substituted for the stated period, scope or area.  Because the Management Stockholder’s services are unique and because the Management Stockholder has had access to Confidential Information, the Parties hereto agree that money damages will be an inadequate remedy for any breach of this Agreement.  In the event of a breach or threatened breach of this Agreement, Accellent Holdings or its successors or assigns may, in addition to other rights and remedies existing in their favor, apply to any court of competent jurisdiction for specific performance and/or injunctive relief in order to enforce, or prevent any violations of, the provisions hereof (without the posting of a bond or other security).

(c)           In the event that the Management Stockholder breaches any of the provisions of Section 24(a), in addition to all other remedies that may be available to Accellent Holdings, such Management Stockholder shall be required to pay to Accellent Holdings any amounts actually paid to him or her by Accellent Holdings in respect of any repurchase by Accellent Holdings of the Options or shares of Common Stock underlying the Options held by such Management Stockholder (other than Purchased Stock and stock acquired upon the exercise of a Rollover Option).

[Signatures on next page.]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

ACCELLENT HOLDINGS CORP.

By:

Name:

Title:

MANAGEMENT STOCKHOLDER:

Name:
/s/

ADDRESS: